SECOND AMENDMENT TO THE
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
                               FIFTH THIRD FUNDS,
                ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B,
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

         This Second Amendment (this "Amendment") dated as of July 10, 2008 is between FIFTH THIRD FUNDS, (the "Trust") a Massachusetts business trust, on behalf of its series as listed on Schedule B, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each such series a "Fund" and collectively the "Funds"), and STATE STREET BANK AND TRUST COMPANY ("State Street"), acting either directly or through its subsidiaries or affiliates.

         Reference is made to a Securities Lending Authorization Agreement dated May 8, 2007 between the Funds and State Street as in effect on the date hereof prior to giving effect to this Amendment (the "Agreement"). The Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each Fund, and no Fund shall be responsible or liable for any of the obligations of any other Fund under the Agreement or otherwise, notwithstanding anything to the contrary contained herein.

         WHEREAS, the Trust and State Street desire to amend the Agreement to update the list of Funds subject to the Agreement.

         NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions.

All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment.

Schedule B of the Agreement is hereby deleted in its entirety and the new Schedule B attached hereto is substituted in its place.

3. Miscellaneous.

Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

4. Effective Date.

This Second Amendment is effective as of the date first written above.

         IN WITNESS WHEREOF, the parties hereto execute the above Amendment by affixing their signatures below.



FIFTH THIRD FUNDS, on behalf of its              STATE STREET BANK AND
series as listed on Schedule B, severally        TRUST COMPANY
and not jointly


By: /s/ Matthew A. Ebersbach                     By: /s/ Suzanne N. Lee
    --------------------------                       -------------------------

Name: Matthew A. Ebersbach                       Name: Suzanne N. Lee

Title: Vice President                            Title: Senior Managing Director

                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 8th day of May, 2007 between FIFTH THIRD
FUNDS, on behalf of its respective series as listed on Schedule B, severally and not jointly, and STATE STREET BANK AND TRUST COMPANY, as amended.

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FUND NAME                                           TAXPAYER IDENTIFICATION
FUND NAME                                           NUMBER
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Fifth Third LifeModel Aggressive Fund               01-0692392
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Fifth Third LifeModel Moderately Aggressive Fund    02-0602821
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Fifth Third LifeModel Moderate Fund                 03-0445248
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Fifth Third LifeModel Moderately Cons Fund          04-3667912
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Fifth Third LifeModel Conservative Fund             01-0692404
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Fifth Third Strategic Income Fund                   34-1459814
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Fifth Third Municipal Bond Fund                     04-3258567
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Fifth Third Total Return Bond Fund                  25-2689351
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Fifth Third U.S. Government Bond Fund               25-1686158
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Fifth Third Ohio Municipal Bond Fund                25-1661071
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Fifth Third Short Term Bond Fund                    04-3165401
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Fifth Third Intermediate Municipal Bond Fund        06-1350168
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Fifth Third Michigan Municipal Bond Fund            04-3123124
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Fifth Third High Yield Bond Fund                    20-3795171
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Fifth Third All Cap Value Fund                      34-1621813
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Fifth Third Micro Cap Value Fund                    34-1868835
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Fifth Third Small Cap Growth Fund                   04-3165405
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Fifth Third Mid Cap Growth Fund                     25-1685684
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Fifth Third Quality Growth Fund                     25-1688757
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Fifth Third Equity Index Fund                       04-3165402
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Fifth Third Small Cap Value Fund                    57-1149540
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Fifth Third International Equity Fund               25-1738419
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Fifth Third Disciplined Large Cap Value Fund        31-1485364
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Fifth Third Dividend Growth Fund                    31-1581327
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